EXHIBIT 25(g)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)



                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                             36-0899825
                                                        (I.R.S. EMPLOYER
                                                     IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                 60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                              WACHOVIA CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

NORTH CAROLINA                                          56-1473727
(STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)


100 NORTH MAIN STREET
WINSTON-SALEM, NORTH CAROLINA                              27101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)


                        GUARANTEE OF PREFERRED SECURITIES
                          OF WACHOVIA CAPITAL TRUST IV
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  COMPTROLLER OF CURRENCY, WASHINGTON, D.C.,
                  FEDERAL DEPOSIT INSURANCE CORPORATION,
                  WASHINGTON, D.C., THE BOARD OF GOVERNORS OF
                  THE FEDERAL RESERVE SYSTEM, WASHINGTON D.C.

                  (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  THE TRUSTEE IS AUTHORIZED TO EXERCISE CORPORATE
                  TRUST POWERS.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  NO SUCH AFFILIATION EXISTS WITH THE TRUSTEE.


ITEM 16.          LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
                  PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE NOW IN EFFECT.*

                  2. A COPY OF THE CERTIFICATES OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS.*

                  3. A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS.*

                  4.  A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE.*

                  5.  NOT APPLICABLE.

                  6.  THE CONSENT OF THE TRUSTEE REQUIRED BY
                      SECTION 321(B) OF THE ACT.

                  7. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE
                      REQUIREMENTS OF ITS SUPERVISING OR EXAMINING
                      AUTHORITY.

                  8.  NOT APPLICABLE.

                  9.  NOT APPLICABLE.


         PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, THE TRUSTEE, THE FIRST NATIONAL BANK OF CHICAGO, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF CHICAGO AND THE STATE OF ILLINOIS, ON THIS 6TH DAY OF JANUARY, 1997.


                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE

                      BY   /s/ Steven M. Wagner
                           STEVEN M. WAGNER
                           VICE PRESIDENT




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(B) OF THE ACT



                                                                 JANUARY 6, 1997


SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

GENTLEMEN:

         IN CONNECTION WITH THE QUALIFICATION OF A GUARANTEE AGREEMENT BETWEEN WACHOVIA CORPORATION AND THE FIRST NATIONAL BANK OF CHICAGO, THE UNDERSIGNED, IN ACCORDANCE WITH SECTION 321(B) OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, HEREBY CONSENTS THAT THE REPORTS OF EXAMINATIONS OF THE UNDERSIGNED, MADE BY FEDERAL OR STATE AUTHORITIES AUTHORIZED TO MAKE SUCH EXAMINATIONS, MAY BE FURNISHED BY SUCH AUTHORITIES TO THE SECURITIES AND EXCHANGE COMMISSION UPON ITS REQUEST THEREFOR.


                                               VERY TRULY YOURS,

                                               THE FIRST NATIONAL BANK OF
CHICAGO

                                    BY      /s/ Steven M. Wagner
                                            STEVEN M. WAGNER
                                            VICE PRESIDENT

                                    EXHIBIT 7


LEGAL TITLE OF BANK:           THE FIRST NATIONAL BANK OF CHICAGO                CALL DATE: 09/30/96  ST-BK: 17-1630 FFIEC 031
ADDRESS:                       ONE FIRST NATIONAL PLAZA, STE 0460                                                    PAGE RC-1
CITY, STATE  ZIP:              CHICAGO, IL  60670
FDIC CERTIFICATE NO.:          0/3/6/1/8


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1996

ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE INDICATED, REPORT THE AMOUNT OUTSTANDING OF THE LAST BUSINESS DAY OF THE QUARTER.

SCHEDULE RC--BALANCE SHEET


                                                                      DOLLAR AMOUNTS IN                 C400           <-
                                                                         THOUSANDS         RCFD      BIL MIL THOU

ASSETS
1.  CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS (FROM SCHEDULE
    RC-A):
    A. NONINTEREST-BEARING BALANCES AND CURRENCY AND COIN(1)                               0081      4,041,784         1.A.
    B. INTEREST-BEARING BALANCES(2)                                                        0071      5,184,890         1.B.
2.  SECURITIES
    A. HELD-TO-MATURITY SECURITIES(FROM SCHEDULE RC-B, COLUMN A)                           1754              0         2.A.
    B. AVAILABLE-FOR-SALE SECURITIES (FROM SCHEDULE RC-B, COLUMN D).                       1773      3,173,481         2.B.
3.  FEDERAL FUNDS SOLD AND SECURITIES PURCHASED UNDER AGREEMENTS TO
    RESELL IN DOMESTIC OFFICES OF THE BANK AND ITS EDGE AND AGREEMENT
    SUBSIDIARIES, AND IN IBFS:
    A. FEDERAL FUNDS SOLD                                                                  0276      3,505,874          3.A.
    B. SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL                                     0277        145,625          3.B.
4.  LOANS AND LEASE FINANCING RECEIVABLES:
    A. LOANS AND LEASES, NET OF UNEARNED INCOME (FROM SCHEDULE
    RC-C)                                                                     RCFD         2122     22,835,958          4.A.
    B. LESS: ALLOWANCE FOR LOAN AND LEASE LOSSES                              RCFD         3123        418,851          4.B.
    C. LESS: ALLOCATED TRANSFER RISK RESERVE                                  RCFD         3128              0          4.C.
    D. LOANS AND LEASES, NET OF UNEARNED INCOME, ALLOWANCE, AND
       RESERVE (ITEM 4.A MINUS 4.B AND 4.C)                                                2125     22,417,107          4.D.
5.  ASSETS HELD IN TRADING ACCOUNTS                                                        3545      8,121,948          5.
6.  PREMISES AND FIXED ASSETS (INCLUDING CAPITALIZED LEASES)                               2145        707,971          6.
7.  OTHER REAL ESTATE OWNED (FROM SCHEDULE RC-M)                                           2150          9,184          7.
8.  INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES AND ASSOCIATED
    COMPANIES (FROM SCHEDULE RC-M)                                                         2130         53,803          8.
9.  CUSTOMERS' LIABILITY TO THIS BANK ON ACCEPTANCES OUTSTANDING                           2155        626,690          9.
10.      INTANGIBLE ASSETS (FROM SCHEDULE RC-M)                                            2143        310,246          10.
11.      OTHER ASSETS (FROM SCHEDULE RC-F)                                                 2160      1,658,123          11.
12.      TOTAL ASSETS (SUM OF ITEMS 1 THROUGH 11)                                          2170     49,956,726          12.



(1)  INCLUDES CASH ITEMS IN PROCESS OF COLLECTION AND UNPOSTED DEBITS.
(2)  INCLUDES TIME CERTIFICATES OF DEPOSIT NOT HELD FOR TRADING.

LEGAL TITLE OF BANK:                THE FIRST NATIONAL BANK OF CHICAGO            CALL DATE:   09/30/96 ST-BK:  17-1630 FFIEC 031
ADDRESS:                            ONE FIRST NATIONAL PLAZA, STE 0460                                                  PAGE RC-2
CITY, STATE  ZIP:                   CHICAGO, IL  60670
FDIC CERTIFICATE NO.:               0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                  DOLLAR AMOUNTS IN
                                                                     THOUSANDS                           BIL MIL THOU
LIABILITIES
13.      DEPOSITS:
    A. IN DOMESTIC OFFICES (SUM OF TOTALS OF COLUMNS A AND C
       FROM SCHEDULE RC-E, PART 1)                                     RCON                2200          22,369,341       13.A.
       (1) NONINTEREST-BEARING(1)                                      RCON                6631           9,726,987       13.A.(1)
       (2) INTEREST-BEARING                                            RCON                6636          12,642,354       13.A.(2)
    B. IN FOREIGN OFFICES, EDGE AND AGREEMENT SUBSIDIARIES, AND
       IBFS (FROM SCHEDULE RC-E, PART II)                              RCFN                2200          10,026,286       13.B.
       (1) NONINTEREST BEARING                                         RCFN                6631             336,746       13.B.(1)
       (2) INTEREST-BEARING                                            RCFN                6636           9,689,540       13.B.(2)
14.      FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS
    TO REPURCHASE IN DOMESTIC OFFICES OF THE BANK AND OF
    ITS EDGE AND AGREEMENT SUBSIDIARIES, AND IN IBFS:
    A. FEDERAL FUNDS PURCHASED                                         RCFD                0278             884,553         14.A.
    B. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE                  RCFD                0279             717,211         14.B.
15.      A. DEMAND NOTES ISSUED TO THE U.S. TREASURY                   RCON                2840              14,120         15.A.
    B. TRADING LIABILITIES..............................               RCFD                3548           5,409,585         15B.
16.      OTHER BORROWED MONEY:
    A. WITH ORIGINAL MATURITY OF ONE YEAR OR LESS                      RCFD                2332           3,414,577         16.A.
    B. WITH ORIGINAL  MATURITY OF MORE THAN ONE YEAR                   RCFD                2333              46,685          16B.
17.      MORTGAGE INDEBTEDNESS AND OBLIGATIONS UNDER CAPITALIZED
    LEASES                                                             RCFD                2910             285,671         17.
18.      BANK'S LIABILITY ON ACCEPTANCE EXECUTED AND OUTSTANDING       RCFD                2920             626,690         18.
19.      SUBORDINATED NOTES AND DEBENTURES                             RCFD                3200           1,250,000         19.
20.      OTHER LIABILITIES (FROM SCHEDULE RC-G)                        RCFD                2930           1,005,205         20.
21.      TOTAL LIABILITIES (SUM OF ITEMS 13 THROUGH 20)                RCFD                2948          46,049,924         21.
22.      LIMITED-LIFE PREFERRED STOCK AND RELATED SURPLUS              RCFD                3282                   0         22.
EQUITY CAPITAL
23.      PERPETUAL PREFERRED STOCK AND RELATED SURPLUS                 RCFD                3838                   0         23.
24.      COMMON STOCK                                                  RCFD                3230             200,858         24.
25.      SURPLUS (EXCLUDE ALL SURPLUS RELATED TO PREFERRED STOCK)      RCFD                3839           2,925,894         25.
26. A. UNDIVIDED PROFITS AND CAPITAL RESERVES                          RCFD                3632             770,670         26.A.
    B. NET UNREALIZED HOLDING GAINS (LOSSES) ON AVAILABLE-FOR-SALE
          SECURITIES                                                   RCFD                8434              10,194         26.B.
27.      CUMULATIVE FOREIGN CURRENCY TRANSLATION ADJUSTMENTS           RCFD                3284                (814)        27.
28.      TOTAL EQUITY CAPITAL (SUM OF ITEMS 23 THROUGH 27)             RCFD                3210           3,906,802         28.
29.      TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY
    CAPITAL (SUM OF ITEMS 21, 22, AND 28)                              RCFD                3300          49,956,726         29.

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

1.  INDICATE IN THE BOX AT THE RIGHT THE NUMBER OF THE STATEMENT BELOW THAT
    BEST DESCRIBES THE  MOST
     COMPREHENSIVE LEVEL OF AUDITING WORK PERFORMED FOR THE BANK BY
    INDEPENDENT EXTERNAL                                                                        NUMBER
    AUDITORS AS OF ANY DATE DURING 1995  . . . . . . . . . . . . . . .         RCFD 6724 . ....  N/A                 M.1.


1 =  INDEPENDENT AUDIT OF THE BANK CONDUCTED IN ACCORDANCE          4. = DIRECTORS' EXAMINATION OF THE BANK PERFORMED BY OTHER
     WITH GENERALLY ACCEPTED AUDITING STANDARDS BY A CERTIFIED           EXTERNAL AUDITORS (MAY BE REQUIRED BY STATE CHARTERING
     PUBLIC ACCOUNTING FIRM WHICH SUBMITS A REPORT ON THE BANK           AUTHORITY)
2 =  INDEPENDENT AUDIT OF THE BANK'S PARENT HOLDING COMPANY         5 = REVIEW OF THE BANK'S FINANCIAL STATEMENTS BY EXTERNAL
     CONDUCTED IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING           AUDITORS
     STANDARDS BY A CERTIFIED PUBLIC ACCOUNTING FIRM WHICH          6 = COMPILATION OF THE BANK'S FINANCIAL STATEMENTS BY EXTERNAL
     SUBMITS A REPORT ON THE CONSOLIDATED HOLDING COMPANY               AUDITORS
     (BUT NOT ON THE BANK SEPARATELY)                               7 = OTHER AUDIT PROCEDURES (EXCLUDING TAX PREPARATION WORK)
3 =  DIRECTORS' EXAMINATION OF THE BANK CONDUCTED IN                8 = NO EXTERNAL AUDIT WORK
     ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS
     BY A CERTIFIED PUBLIC ACCOUNTING FIRM (MAY BE REQUIRED BY
     STATE CHARTERING AUTHORITY)


(1) INCLUDES TOTAL DEMAND DEPOSITS AND NONINTEREST-BEARING TIME AND SAVINGS DEPOSITS.

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